SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Optika Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2003

Dear Stockholder:

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Optika Inc., which will be held on Thursday, May 8, 2003 at 9:00 a.m. local time, at the Wyndham Colorado Springs, 5580 Tech Center Drive, Colorado Springs, Colorado 80919. In addition to the matters to be acted upon at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, there will be a report to the stockholders on our operations. I hope that you will be able to attend.

     Whether or not you plan to be at the meeting, please be sure to complete, date, sign and return the proxy card enclosed with this Proxy Statement as promptly as possible so that your shares may be voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting.

Sincerely, MARK K. RUPORT Chairman, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 8, 2003

TO THE STOCKHOLDERS OF OPTIKA INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Optika Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 8, 2003, at 9:00 a.m. local time, at the Wyndham Colorado Springs, 5580 Tech Center Drive, Colorado Springs, Colorado 80919, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect two Class III directors to serve a three-year term, or until their successor is elected and qualified;
2.	To approve the adoption of the 2003 Optika Inc. Equity Incentive Plan;
3.	To approve an amendment to the 2000 Employee Stock Purchase Plan to increase the maximum number of shares of our common stock issuable under the plan by an additional 300,000 shares, from the 300,000 shares originally reserved for issuance;
4.	To ratify the appointment of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2003;
5.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on March 20, 2003, the record date, are entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the executive offices of the Company during normal business hours, for purposes related to the meeting, for a period of ten days prior to the meeting.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign, date and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

By Order of the Board of Directors, Steven M. Johnson Chief Financial Officer, Executive Vice President, Secretary and Chief Accounting Officer

Colorado Springs, Colorado
April 2, 2003

Your vote is very important, regardless of the number of shares you own. Please read the attached proxy statement carefully, complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope.

OPTIKA INC.
7450 Campus Drive, 2nd Floor
Colorado Springs, Colorado 80920

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2003

General

     The enclosed proxy is solicited on behalf of the Board of Directors of Optika Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, May 8, 2003 and at any and all postponements or adjournments thereof. The meeting will be held at 9:00 a.m. local time at the Wyndham Colorado Springs, 5580 Tech Center Drive, Colorado Springs, Colorado 80919. These proxy solicitation materials were first mailed on or about April 2, 2003 to all stockholders entitled to vote at the meeting.

     Because many of our stockholders may be unable to attend the meeting in person, the Board solicits proxies by mail to give each stockholder an opportunity to vote on all matters presented at the annual meeting. Stockholders are urged to: (i) read this Proxy Statement carefully; (ii) specify their choice in each matter by marking the appropriate box on the enclosed proxy card; and (iii) sign, date and return the proxy card by mail in the postage-paid, return-addressed envelope provided for that purpose.

     All shares of the company’s common stock, $.001 par value per share and the company’s Series A-1 Convertible Preferred Stock, $.001 par value per share represented by properly executed and valid proxies received in time for the meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, shares of common stock and preferred stock represented by proxies will be voted for the proposals set forth on the proxy, and in the discretion of the persons named as proxies on such other matters as may properly come before the meeting.

Voting

     The specific proposals to be considered and acted upon at the meeting are summarized in the accompanying Notice of Annual Meeting and are described in more detail in this Proxy Statement. On March 20, 2003, the record date for determination of stockholders entitled to notice of and to vote at the meeting, 8,362,799, shares of our common stock were issued and outstanding and 731,851 shares of our preferred stock were issued and outstanding. Each stockholder is entitled to one vote on all matters for each share of common stock or preferred stock held by such stockholder on March 20, 2003. The presence at the meeting, either in person or represented by proxy, of a majority of the issued and outstanding shares of common stock and preferred stock, on a combined basis, will constitute a quorum for the transaction of business at the meeting. Stockholders may not cumulate votes in the election of directors.

     All votes will be tabulated by the Inspector of Election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting. Directors are elected by a plurality vote. Since votes are cast in favor of or withheld from each nominee, abstentions and broker non-votes will have no effect on the outcome of Proposal One. Abstentions will be counted towards the tabulations of votes cast on other proposals and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such proposal has been approved.

     Mr. Steven M. Johnson, our Chief Financial Officer, Executive Vice President, Secretary and Chief Accounting Officer, has been appointed by the Board of Directors to serve as Inspector of Election at the meeting. All proxies and ballots delivered to Mr. Johnson shall be kept confidential.

Revocability of Proxies

     You may revoke or change your proxy at any time before the meeting by filing with Mr. Steven M. Johnson, the Corporate Secretary, at our principal executive offices, Optika Inc., 7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the meeting and voting in person.

Solicitation of Proxies

     We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional soliciting materials furnished to stockholders. We will furnish copies of solicitation materials to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Recommendations of the Board of Directors

     The Board of Directors recommends a vote FOR the four proposals discussed in this Proxy Statement.

PROPOSAL ONE - ELECTION OF DIRECTORS

General

     Two Class III directors are to be elected and qualified at the meeting. Our Second Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors (designated as Class I, Class II and Class III directors, respectively) having staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. At the 2000 Annual Meeting of Stockholders, the term of office of the Class III directors expired and Class III directors were elected for a full term of three years. At the 2001 Annual Meeting of Stockholders, the term of office of the Class I directors expired and Class I directors were elected for a full term of three years. At the 2002 Annual Meeting of Stockholders, the term of office of the Class II directors expired and Class II directors were elected for a full term of three years. At each succeeding Annual Meeting of Stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

     The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominee will be unavailable to serve. If the nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The two candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the meeting will be elected to the Board of Directors, regardless of the number of abstentions or broker non-votes, to serve a three year term and until their successors have been elected and qualified.

Information with Respect to Nominees and Directors

     Set forth below is information regarding our directors and the directors nominees, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they are selected as directors or nominees and their ages as of February 28, 2003:

Nominees:	Age	Position(s) with the Company	Director Since

Mark K. Ruport	50	President, Chief Executive	1995
		Officer and Chairman of the Board
		of Directors
Edwin Winder	54	Director	2002

Directors:

James T. Rothe, Ph.D	59	Director	1999
Charles P. Schneider	45	Director	2002
Alan B. Menkes	43	Director	2000

Business Experience of Directors and Nominees

Class I — Directors

     Alan B. Menkes has served as a director since March 2000. Mr. Menkes is the Managing Partner of Empeiria Capital, a private equity investing firm, beginning March 2002. From 1998-March 2002, he was a Partner of Thomas Weisel Partners, Co-Director of Private Equity and a member of Thomas Weisel’s Executive Committee. Previously, Mr. Menkes was a Partner with Hicks, Muse, Tate & Furst, where he was employed from 1992 to 1998. Mr. Menkes serves on the Board of Directors of: CS Technologies, Incentive Systems and IPNet Solutions.

Class II — Directors

     James T. Rothe, Ph.D., has served as a director since May 1999. He is a Professor of Business at the University of Colorado at Colorado Springs where he also served as Dean of the College of Business from 1986-1994. Mr. Rothe is a member of the Board of Directors for Analytical Surveys, Inc., (ANLT),

NeoCore LLC, and he is a Trustee of the Janus Funds. Mr. Rothe was a Principal of the Phillips-Smith Group, a venture capital partnership from 1988-1999.

     Charles P. Schneider has served as director since January 2002. He is a Senior Vice President with MDC Holdings, a publicly held holding company that owns and manages home building and sales companies, since he joined them in June 2002. Prior to joining MDC Holdings, he was a management consultant with Group HSC, a firm that he formed in October 2001. From June 1999 to July 2001, Mr. Schneider was the President and Chief Operating Officer of eCollege, a publicly held software, ASP and consulting services company serving the distance learning, education and training fields. From March 1994 to June 1999, Mr. Schneider was with the Oracle Corporation with his most recent position being the Senior Vice President of Oracle’s consumer sector worldwide where he was responsible for the product, marketing, sales, strategy and consulting organizations that served the packaged goods and retail industries.

Class III — Nominees

     Mark K. Ruport has served as our President and Chief Executive Officer and a director since February 1995. He has served as Chairman of the Board of Directors since May 1996. From June 1990 to July 1994, Mr. Ruport served as President and Chief Operating Officer, and later Chief Executive Officer, of Interleaf, Inc., a publicly held software and services company that develops and markets document management, distribution and related software. From 1989 to 1990, Mr. Ruport was Senior Vice President of Worldwide Sales of Informix Software, where he was responsible for direct and indirect sales and original equipment manufacturers. From 1985 to 1989, Mr. Ruport served as Vice President North American Operations for Cullinet Software.

     Edwin C. Winder has served as a director since August 2002. He is the President and Chief Executive Officer of TRADEC since he joined them in October 2000. Prior to joining TRADEC, Mr. Winder was Senior Vice President of Worldwide Sales and Business Development at Active Software. From 1990 to 1997, Mr. Winder worked for Informix Software in several key senior roles, with his most recent position as the Senior Vice President, Japan Operations where he was responsible for growing the business of the new Japanese subsidiary and increasing revenues. Prior to Informix, Mr. Winder was a Vice President at Cullinet Software from 1983 to 1989, where he managed operations in Canada, Japan and the United States.

There are no family relationships among the members of our Board of Directors or our officers.

     Pursuant to a Securities Purchase Agreement dated February 9, 2000, among us, Thomas Weisel Capital Partners, L.P. and other signatories thereto and the Amended Certificate of Designation of our Series A-1 Convertible Preferred Stock, the holders of the Series A-1 Preferred Stock are entitled to designate one director for election or appointment to our Board of Directors. Pursuant to the Securities Purchase Agreement, the holders of the Series A-1 Preferred Stock are also entitled to representation on all committees of the Board of Directors. In connection with the Securities Purchase Agreement and the Certificate of Designation, on March 6, 2000 the Board of Directors appointed Alan B. Menkes to the Board and to the Compensation Committee and Audit Committee of the Board. Mr. Menkes is a Class I director.

Board Committees and Meetings

     During the fiscal year ended December 31, 2002, the Board of Directors held five (5) full meetings. The Board of Directors has an Audit Committee and a Compensation Committee. Each of our incumbent directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which he served during the past fiscal year.

     The Audit Committee currently consists of three (3) directors, Messrs Schneider, Rothe and Menkes each of whom are considered independent as defined by the NASD Listing Standards under Rule 4200(a)(14). The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee reviews internal auditing procedures, the adequacy of internal controls and the results and scope of the audit and other services provided by our independent auditors. The Audit Committee meets periodically with management and the independent auditors. The audit committee held two (2) meetings as a separate committee in 2002, and all members of the audit committee were present when the company’s financial statements for the fiscal year ended December 31, 2002 were reviewed and approved by the Board.

     The Compensation Committee currently consists of two (2) directors, Messrs. Rothe and Menkes. The Compensation Committee establishes salaries, incentives and other forms of compensation for our officers and other employees and administers our incentive compensation and benefit plans. The Compensation Committee also has exclusive authority to administer our 1994 Stock Option/Stock Issuance Plan, our 2000 Non-Officer Stock Incentive Plan and our 2000 Employee Stock Purchase Plan and to make awards under such plans if applicable. Pursuant to the provisions of the stock plans, the Compensation Committee has appointed a Secondary Committee of the Compensation Committee, consisting of Mr. Ruport, to make option grants and direct stock issuances to eligible persons other than officers and directors subject to the short-swing profit restrictions of the federal securities laws. During the fiscal year ended December 31, 2002, the Compensation Committee held four (4) meetings, and the Secondary Committee acted by written consent on six (6) occasions.

     The Board does not presently have a separate nominating committee. The Board of Directors as a whole performs this function.

Director Compensation

     Our directors receive compensation for services rendered as a director. Messrs. Rothe, Schneider and Winder each receive a fee of $10,000 for each year of service as a director. All directors receive certain grants of stock options and reimbursement of expenses. We do not pay compensation for committee participation or special assignments of the Board of Directors.

     Under the Automatic Option Grant Program of our stock plans, each individual who first joins the Board as a non-employee Board member after July 25, 1996 will receive an option grant for 10,000 shares of common stock at the time of his or her commencement of Board service, provided such individual has not otherwise been in the prior employ of the company. In addition, at each annual stockholder’s meeting, beginning with the 1997 annual meeting, each individual who is to continue to serve as a non-employee Board member will receive an option grant to purchase 2,500 shares of our common stock, whether or not such individual has been in the prior employ of the company.

     Each automatic grant will have an exercise price equal to the fair market value per share of our common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee’s cessation of Board service. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase, at the option exercise price paid per share, should the optionee’s service as a non-employee Board member cease prior to vesting in the shares. The grant will vest in four equal and successive annual installments over the optionee’s period of Board service measured from the grant date. Each additional 2,500-share grant will vest upon the optionee’s completion of one year of Board service measured from the grant date. However, each outstanding option will immediately vest upon (i) an acquisition of us by merger, asset sale or a hostile takeover of us or (ii) the death or disability of the optionee while serving as a Board member.

     At our 2002 Annual Meeting of Stockholders, Messrs. Rothe and Menkes each received an option grant to purchase 2,500 shares of common stock at an exercise price of $1.98 per share, the fair market value per share of our common stock on that date.

     In connection with Mr. Winders’ appointment to the Board of Directors, Mr. Winder received an option grant for 40,000 shares inclusive of the automatic option grant of 10,000 shares. The options are exercisable at a price of $1.20 per share, the fair market value per share of common stock on the date of grant. The options will vest in four equal and successive annual installments beginning August 19, 2003, provided Mr. Winder remains a Board member.

PROPOSAL TWO - APPROVAL OF THE 2003 OPTIKA INC. EQUITY INCENTIVE PLAN

     We are asking our stockholders to approve our 2003 Equity Incentive Plan so that we can use it to assist us in achieving the company’s goals of maintaining consistent profitable growth and increasing stockholder value, while also receiving a federal income tax deduction for certain compensation paid under the Equity Incentive Plan. Our Board of Directors has approved the 2003 Equity Incentive Plan, subject to approval from our stockholders at the Annual Meeting. If the stockholders approve the 2003 Equity Incentive Plan, it will replace our 1994 Stock Option Plan which will be terminated, except with respect to outstanding awards previously granted thereunder, and no further options will be granted under the 1994 Stock Option Plan. Our named executive officers and directors have an interest in this proposal.

     A total of 2,000,000 shares of our common stock have initially been reserved for issuance under the Equity Incentive Plan. Additional shares of our common stock will be added to the Equity Incentive Plan on the first day of each fiscal year beginning on the first day of our 2004 fiscal year and ending on the first day of our 2013 fiscal year equal to the lesser of (a) 5% of the outstanding shares of common stock on the last day of the preceding fiscal year, or (b) an amount determined by our Board of Directors. As of March 31, 2003, no awards have been granted under the 2003 Equity Incentive Plan.

     We believe strongly that your approval of the 2003 Equity Incentive Plan is essential to our continued success and to the continued value of your investment. Our employees are our most valuable assets. Stock options and other awards such as those provided under the Equity Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we must compete. Such awards also are crucial to our ability to motivate employees to achieve our goals of maintaining consistent profitable growth and increasing stockholder value.

Summary of the Equity Incentive Plan

     The following paragraphs provide a summary of the principal features of the 2003 Equity Incentive Plan (the “Plan”) and its operation. The following summary is qualified in its entirety by reference to the Plan, which is included with this Proxy as Attachment A.

Background and Purpose of the Plan

     The Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) performance units, and (5) performance shares (each, an “Award”). The Plan is intended to increase the variety of incentives that we offer to eligible employees, non-employee directors and consultants who provide significant services to us. This encourages stock ownership by key performers and aligns their interests with our stockholders’ interests in our success. The Plan is also intended to further our growth and profitability.

Administration of the Plan

     The Compensation Committee of our Board of Directors (the “Committee”) administers the Plan. The members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and also as “outside directors” under Section 162(m) of the Internal Revenue Code (so that we can receive a federal tax deduction for certain compensation paid under the Plan). The current members of the Committee qualify under each of these standards.

     Subject to the terms of the Plan, the Committee has the sole discretion to select the employees and consultants who receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the Plan to one or more directors and/or our officers, but only the Committee itself can make Awards to participants who are our executive officers.

     If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares of common stock subject to the award generally will be returned to the available pool of shares reserved for issuance under the Plan. Also, if we experience a stock dividend, reorganization or other change in our capital structure, the Committee has discretion to adjust the number of shares available for issuance under the Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

     The Committee selects the employees and consultants who will be granted Awards under the Plan. The actual number of individuals who will receive an Award under the Plan cannot be determined in advance because the Committee has the discretion to select the participants. Our non-employee directors generally are not eligible to receive discretionary Awards under the Plan. Instead, our non-employee directors are automatically granted Awards of a predetermined number of nonqualified stock options for each year that they serve on our Board.

Stock Options

     A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options. The Committee will determine the number of shares covered by each option, but during a given fiscal year, no participant may be granted options covering more than 500,000 shares, except an additional 500,000 shares may be granted to an employee in connection with his or her initial employment as inducement to join the company.

     The exercise price of the shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by incentive stock options or nonqualified options intended to qualify as “performance based” under Section 162(m) of the Code, unless nonqualified options are otherwise so qualified.

     In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all of our classes of stock or that of any of our subsidiaries. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

     An option granted under the Plan cannot generally be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the Plan expire at the times established by the Committee, but not later than 10 years after the grant date (except in certain cases of death, in which case a participant’s option would remain exercisable for up to three years after the date of death).

     The exercise price of each option granted under the Plan must be paid in full at the time of exercise. The Committee also may permit payment through the tender of shares that are already owned by the participant, or by any other means which the Committee determines to be consistent with the purpose of the Plan. The participant must pay any taxes that we are required to withhold at the time of exercise.

Stock Appreciation Rights

     Awards of stock appreciation rights may be granted in connection with all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. No participant may be granted stock appreciation rights covering more than 500,000 shares in any fiscal year.

     The Committee determines the terms of stock appreciation rights, except that the exercise price of a stock appreciation right may not be less than 100% of the fair market value of the shares on the date of grant.

     A stock appreciation right in connection with an option will entitle the participant to exercise the stock appreciation right by surrendering to us a portion of the unexercised related option. The participant will receive in exchange from us an amount equal to the excess of the fair market value of the shares on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the shares covered by the surrendered portion of the related option. When a stock appreciation right granted in connection with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A stock appreciation right granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires.

     Stock appreciation rights may also be granted independently of options. Such a stock appreciation right will entitle the participant, upon exercise, to receive from us an amount equal to the excess of the fair market value of the shares on the date of exercise over the fair market value of the shares covered by the exercised portion of the stock appreciation right on the date of grant. A stock appreciation right granted without a related option will be exercisable, in whole or in part, at such time as the Committee will specify in the stock appreciation right agreement.

     Our obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Committee may determine.

Restricted Stock

     Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee. The Committee will determine the number of shares of restricted stock granted to any employee or consultant, but during any fiscal year of the company, no participant may be granted more than 500,000 shares of restricted stock.

     In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may determine to grant an Award of restricted stock only if the participant satisfies performance goals established by the Committee.

Performance Units and Performance Shares

     Performance units and performance shares are Awards that will result in a payment to a participant only if performance goals established by the Committee are achieved or the Awards otherwise vest. The applicable performance goals will be determined by the Committee, and may be applied on a company-wide or an individual business unit basis, as deemed appropriate in light of the participant’s specific responsibilities (see “Performance Goals” below for more information).

     During any fiscal year, no participant may receive performance units with an initial value of more than $2,000,000 and no participant may receive more than 500,000 performance shares.

Non-Employee Director Stock Options

     Under the Plan, our non-employee directors will receive annual, automatic, non-discretionary grants of nonqualified stock options.

     Each new non-employee director will receive an option to purchase 30,000 Shares as of the date he or she first becomes a non-employee director. Each non-employee director also will receive on the date of the company’s Annual Stockholders Meeting an option to purchase 2,500 Shares, provided that he or she remains an eligible non-employee director and has served as a director for at least six months.

     The exercise price of each option granted to a non-employee director is equal to 100% of the fair market value (on the date of grant) of the Shares covered by the option. The option granted to a non-employee director when he or she first becomes a non-employee director vests as to 1/4 th of the option on the first anniversary of the grant date, and as to 1/4th of the option on each successive one year anniversary of the initial grant date thereafter, so that the option will be vested in full on the fourth anniversary of the initial grant date (assuming that he or she remains a non-employee director on each scheduled vesting date). All options granted thereafter to the non-employee director will be vested one year from the grant date. However, if a non-employee director’s service on the

Board terminates due to death, his or her unvested options will immediately vest.

     Options granted to non-employee directors generally expire no later than 10 years after the date of grant. If a non-employee director terminates his or her service on the Board prior to an option’s normal expiration date, the period of exercisability of the option varies, depending upon the reason for the termination.

     Additionally our non-employee directors may elect to forego receipt of all or a portion of any annual retainer, committee fees and meeting fees otherwise due to them in exchange for restricted stock and/or options. The procedures adopted by the Committee for elections shall be designed to ensure that any such election by a non-employee director will not disqualify him or her as a “non-employee director” under Rule 16b-3.

Change of Control

     In the event of a “change of control” of Optika, the successor corporation will either assume or provide a substitute Award for each outstanding stock option and stock appreciation right. In the event the successor corporation refuses to assume or provide a substitute Award, the Committee will provide at least 15 days notice that the option or stock appreciation right will immediately vest and become exercisable as to all of the shares subject to such Award and that such Award will terminate upon the expiration of such notice period. If the successor corporation assumes or provides a replacement Award and the participant is terminated for reasons other than “misconduct” during the 12-month period following the change of control, then such participant’s Award will immediately vest and become exercisable as to all of the shares subject to such Award.

     In the event of a “change of control” of Optika, any repurchase or reacquisition right with respect to restricted stock will be assigned to the successor corporation. In the event any such repurchase or reacquisition right is not assigned to the successor corporation, the repurchase or reacquisition right will lapse and the participant will be fully vested in such shares of restricted stock. If the repurchase or reacquisition right is assigned to the successor corporation and the participant is terminated for reasons other than “misconduct” during the 12-month period following the change of control, then the participant’s restricted stock (or the property into which the restricted stock was converted upon the change of control) will immediately have any repurchase or reacquisition right lapse and the participant will be fully vested in the restricted stock (or the property for which the restricted stock was converted upon the change of control).

     In the event of a “change of control” of Optika, the Committee or the Board may provide that the Performance Units or Shares are assumed, terminated prior to the change of control and/or immediately vested prior to the change of control. In the event Performance Units or Shares are assumed, then the successor shall have the ability to reasonably and equitably adjust the applicable performance goals.

Performance Goals

     The Committee (in its discretion) may establish performance goals applicable to a participant with respect to an Award. At the Committee’s discretion, one or more of the following company performance goals may apply: earnings per share, profit after tax, profit before tax, return on capital, return on equity, return on sales, revenue, total stockholder return, market share, cash flow, operating margin and individual objectives.

Awards to be Granted to Certain Individuals and Groups

     Except with respect to the Automatic Option Grant Program, awards under the 1994 Stock Option Plan and the 2000 Non-Officer Stock Incentive Plan are subject to the discretion of the Plan Administrator. As of the date of this Proxy Statement, there has been no determination by the Plan Administrator with respect to future awards under the 2003 Equity Incentive Plan. Accordingly, future awards are not determinable. For each of the executive officers named in the Summary Compensation Table in this Proxy Statement and the various indicated groups, the table below shows (i) the number of shares of Common Stock subject to options granted under the 1994 Stock Option Plan and 2000 Non-Officer Stock Incentive Plan during the year ended December 31, 2002 and (ii) the weighted average exercise price payable per share under such options. No direct stock issuances have been made to date under the 1994 Stock Option Plan or the 2000 Non-Officer Stock Incentive Plan.

Name and Position	Number of Option Shares	Weighted Average Exercise Price of Granted Options

Mark K. Ruport	70,000	$0.70
Chairman, Chief Executive Officer and President
Steven M. Johnson	45,000	$0.70
Chief Financial Officer, Executive Vice President, Secretary
and Chief Accounting Officer
Christopher J. Ryan	25,000	$0.70
Vice President - Marketing
James A. Franlin	10,000	$1.10
Vice President – North American Direct Sales
Thomas M. Rafferty	25,000	$0.70
Vice President – Research and Development, Engineering
and Customer Support
All current executive officers as a group (5 persons)	175,000	$0.72
All current non-executive directors as a group (5 persons)	87,500	$1.22
All employees, excluding executive officers, as a group
(28 persons)	183,000	$1.33

     As of March 14, 2003 options covering 3,372,358 shares of Common Stock were outstanding under the 1994 Stock Option Plan and 2000 Non-Officer Stock Incentive Plan, 3,202,347 shares had been issued, and 170,011 shares remained available for future option grants.

Limited Transferability of Awards

     Awards granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Committee, transfer nonqualified stock options (a) pursuant to a court-approved domestic relations order, and (b) by bona fide gift to a member of the participant’s immediate family, to a trust or other entity for the sole benefit of the member(s) of the participant’s immediate family, to a partnership, limited liability company or other entity whose members are the participant and/or his or her immediate family, or to a tax-qualified charity.

Federal Tax Aspects

     The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Optika of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

     No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options

     No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights

     No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Performance Units and Performance Shares

     A participant will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting in an amount equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares.

Tax Effect for Optika

     Optika generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Generally, under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Committee to grant Awards that satisfy the conditions of Section 162(m), thereby permitting Optika to continue to receive a federal income tax deduction in connection with all such Awards.

Amendment and Termination of the Plan

     The Board generally may amend or terminate the Plan at any time and for any reason.

Summary

     We believe strongly that the approval of the Plan is essential to our continued success. Awards such as those provided under the Plan constitute an important incentive for key employees and other service providers of Optika and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the Plan is essential for us to compete for talent in the labor markets in which we operate.

     PROPOSAL THREE – APPROVAL TO AMEND THE COMPANY’S
2000 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE
THE MAXIMUM NUMBER OF SHARES ISSUABLE UNDER THE
PLAN BY AN ADDITIONAL 300,000 SHARES

     The Board of Directors adopted the Company’s 2000 Employee Stock Purchase Plan (the “2000 ESPP”) in March 2000, the stockholders approved the 2000 ESPP in May 2000 and it became effective on August 1, 2000. The 2000 ESPP is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code in order to provide our employees with an opportunity to purchase common stock through payroll deductions. The number of shares of common stock issuable under the 2000 ESPP is currently limited to 300,000 shares. On February 20, 2003, our Board of Directors unanimously approved a resolution to increase the maximum number of shares of common stock which may be issued over the term of the 2000 ESPP by an additional 300,000 shares (increasing the maximum number of shares issuable over the term of the 2000 ESPP to 600,000 shares), subject to approval by our stockholders at the Annual Meeting. Our Board of Directors is seeking stockholder approval of this increase because as of March 31, 2003, the total number of shares that remained available for purchase under the 2000 ESPP was only 80,975 shares.

     The following paragraphs summarize the principal features of the 2000 ESPP. The summary is subject, in all respects, to the terms of the 2000 ESPP, which we filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2000. We will provide promptly, upon request and without charge, a copy of the full text of the 2000 ESPP to each person to whom this proxy statement is delivered. Requests should be directed to our Corporate Secretary at our principal executive offices at 7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920.

Shares Reserved for the 2000 Employee Stock Purchase Plan

     A maximum of 300,000 shares of common stock were originally reserved for issuance under the 2000 ESPP, pending adjustment for a stock split, or any future stock dividend or other similar change in our common stock or capital structure. On March 31, 2003 a total of 80,975 shares remained available for purchase excluding the proposed additional 300,000 shares. If the proposal is approved by the stockholders at the Annual Meeting, an additional 300,000 shares of common stock will be available for issuance under the 2000 ESPP.

Eligible Participants

     All of our employees who are regularly employed for more than five months in any calendar year and work more than 20 hours per week are eligible to participate in the 2000 ESPP. Non-employee directors, consultants, and employees subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical their participation in an employee stock purchase plan are not eligible to participate in the 2000 ESPP.

Material Features of the Plan

     The 2000 ESPP designates offering periods, purchase intervals and purchase dates. Offering periods are generally non-overlapping periods of 24 months. The initial offering period began on the effective date of the 2000 ESPP, which was August 1, 2000. Subsequent offering periods commenced as designated by the Plan Administrator. Purchase intervals are generally six-month periods, with the initial purchase interval commencing on the effective date of the 2000 ESPP and ending on the last business day in January 2001. Thereafter, purchase intervals have commenced each February 1 and August 1. Purchase dates are the last business day of each purchase interval. If we merge with or into another corporation, sell all or substantially all of our assets, or enter into other transactions in which all of our stockholders before the transaction own less than 50% of the total combined voting power of the outstanding securities following the transaction, the offering period then in progress will be shortened and each outstanding purchase right will be automatically exercised prior to the effective date of such transaction.

     On the first day of each offering period, a participating employee is granted a purchase right. An individual who first becomes eligible to participate after the start date of an offering period may be granted a purchase right on any subsequent quarterly entry date. A purchase right is a form of option to be automatically exercised on the forthcoming purchase dates within the offering period during which authorized deductions are to be made from the pay of participants and credited to their accounts under the 2000 ESPP. When the purchase right is exercised, the participant’s withheld salary is used to purchase shares of common stock. The price per share at which shares of common stock are to be purchased under the 2000 ESPP during any purchase interval is the lesser of (a) 85% of the fair market value of the common stock on the date of the grant of the participant’s entry date into that offering period (but in no event less than the fair market value of the common stock on the start date of that offering period), or (b) 85% of the fair market value of the common stock on the purchase date, which is the last day of a purchase interval.

     Payroll deductions may range from 1% to 10% in whole percentage increments of a participant’s regular base pay, inclusive of bonuses, overtime, shift-premiums, commissions, reimbursements or other expense allowances. Participants may not make direct cash payments to their accounts. The maximum number of shares of common stock that any employee may purchase under the 2000 ESPP during a purchase interval is 750 shares. The Internal Revenue Code imposes additional limitations on the amount of common stock that may be purchased during any calendar year.

Plan Administration and Termination

     The 2000 ESPP will be administered by our Board of Directors or a committee designated by the company’s Board, which will have the authority to terminate or amend the 2000 ESPP, subject to specified restrictions, and otherwise to administer the 2000 ESPP and to resolve all questions relating to the administration of the 2000 ESPP. Unless sooner terminated by the our Board of Directors, the 2000 ESPP will terminate upon the earliest of (i) the last business day in July 2010, (ii) the date on which all shares available for issuance under the 2000 ESPP shall have been sold pursuant to purchase rights exercised under the 2000 ESPP or (iii) the date on which all purchase rights are exercised in connection with certain specified corporate transactions. No further purchase rights will be granted or exercised, and no further payroll deductions will be collected, under the 2000 ESPP following such termination.

Participation in the Plan

     As of the date of this Proxy Statement, there has been no determination with respect to future participation under the 2000 ESPP. Accordingly, future participation is not determinable. For each of the executive officers named in the Summary Compensation Table and the various indicated groups, the table below shows (i) the number of shares of common stock that were distributed during the year ended December 31, 2002 under the 2000 ESPP and (ii) the weighted average purchase price per share.

Name and Position	Number of Shares Purchased	Weighted Average Purchase Price

Mark K. Ruport	0	—
Chairman, Chief Executive Officer and President
Steven M. Johnson	0	—
Chief Financial Officer, Executive Vice President, Secretary
and Chief Accounting Officer
Christopher J. Ryan	0	—
Vice President – Marketing
James A. Franklin	0	—
Vice President – North American Direct Sales
Thomas M. Rafferty	0	—
Vice President – Research and Development, Engineering
and Customer Support
All current executive officers as a group (5 persons)	0	—
All employees, excluding executive officers, as a group
(60 persons)	75,148	$0.86

Certain Federal Income Tax Information

     The 2000 ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section

423 of the Code. Under the Code, an employee who elects to participate in an offering under the plan will not realize income at the time the offering commences or when the shares purchased under the plan are transferred to him or her. If an employee disposes of such shares after two years from the date the offering of such shares commences and after one year from the date of the transfer of such shares to him or her, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the lesser of (a) the excess of the fair market value of such shares at the time of disposition over the purchase price, or (b) 15% of the fair market value of such shares at the time the offering commenced. In the event of a disposition within such two-year or one-year periods, the employee will recognize ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price paid for such shares. The employee’s basis in the shares disposed of will be increased by an amount equal to the amount so includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of such disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year period, we will be entitled to a tax deduction from income equal to the amount the employee is required to include in income as a result of such disposition.

     An employee who is a nonresident of the United States will generally not be subject to the U.S. federal income tax rules described above with respect to the shares of our common stock purchased under the 2000 ESPP.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the 2000 ESPP. Reference should be made to the applicable provisions of the Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Stockholder Approval

     The affirmative vote of a majority of the shares of the company present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal to increase the number of shares of common stock issuable under the 2000 ESPP by an additional 300,000 shares.

PROPOSAL FOUR — RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the accounting firm of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2003, and is asking the stockholders to ratify this appointment. Approval of the proposal to ratify the selection of KPMG LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

     If the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the company and its stockholders.

     A representative of KPMG is expected to be available at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative will be available to respond to appropriate questions.

OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to us with respect to the beneficial ownership of our stock as of March 1, 2003 by (i) all persons known to us who beneficially own five percent (5%) or more of our stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table below, and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)(2)	Percentage of Shares Beneficially Owned(1)(2)

Mark K. Ruport (3)	548,737	6.2%
7450 Campus Drive, Suite 200
Colorado Springs, CO 80920
Steven M. Johnson (4)	272,136	3.2%
Christopher J. Ryan (5)	62,667	*
James A. Franklin (6)	46,000	*
Thomas M. Rafferty (7)	175,167	2.1%
Edwin C. Winder (8)	91,000	1.1%
James T. Rothe Ph.D. (9)	69,500	*
Alan B. Menkes (10)	15,000	*
Charles P. Schneider (11)	17,500	*
Thomas Weisel Capital Partners, L.P. (12)	1,042,887	11.1%
One Montgomery Street, Suite 3700
San Francisco, CA 94104
Dimensional Fund Advisors (13)	444,300	5.3%
1299 Ocean Ave., 11th Floor
Santa Monica, CA 90401
Frontenac VI Limited Partnership (14)	437,067	5.2%
135 S. LaSalle Street, Suite 3800
Chicago, IL 60603
All directors and executive officers
as a group (9 persons) (12)	2,340,593	22.3%

*	Represents beneficial ownership of less than 1%.
(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2)	Based on shares of common stock outstanding as of March 1, 2003. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes voting or investment power with respect to securities. Shares issuable pursuant to options which are exercisable within 60 days of March 1, 2003, or upon conversion of our preferred stock, which is convertible into 1,042,887 shares of common stock within 60 days after March 1, 2003, are deemed outstanding for computing the percentage of the person holding such options or shares, but are not deemed outstanding for computing the percentage of any other person.

(3)	Includes 491,237 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 2003.
(4)	Includes 222,436 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 2003.
(5)	Includes 57,667 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 2003.
(6)	Includes 46,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 2003.
(7)	Includes 175,167 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 2003
18

(8)	Includes 10,000 shares of common stock issuable upon exercise of options granted by the Company that are currently exercisable or will become exercisable within 60 days of March 1, 2003, 10,000 of which shares are unvested and subject to our repurchase right.

(9)	Includes 62,500 shares of common stock issuable upon exercise of options granted by the Company that are currently exercisable or will become exercisable within 60 days of March 1, 2003, 35,000 of which shares are unvested and subject to a repurchase right of the Company.

(10)	Includes 15,000 shares of common stock issuable upon exercise of options granted by the Company that are currently exercisable or will become exercisable within 60 days of March 1, 2003, 5,000 of which shares are unvested and subject to a repurchase right of the Company. Does not include shares of common stock that may be deemed to be beneficially owned by Thomas Weisel Capital Partners, L.P. and certain other investment limited partnerships affiliated with Thomas Weisel Partners Group LLC (“TW Group”). Mr. Menkes disclaims beneficial ownership of such shares.

(11)	Includes 17,500 shares of common stock issuable upon exercise of options granted by the Company that are currently exercisable or will become exercisable within 60 days of March 1, 2003, 7,500 of which shares are unvested and subject to our repurchase right.

(12)	Includes shares of Series A-1 Convertible Preferred Stock owned by the TW Group which in the aggregate are immediately convertible into 1,042,887 shares of common stock as reported on a Schedule 13D filed with the Securities and Exchange Commission on March 12, 2002. Voting and investment power with respect to the securities reported are shared by TW Group and certain of its affiliates. The business address for TW Group is One Montgomery Street, Suite 3700, San Francisco, California 94104. Mr. Alan Menkes, one of our directors, disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. See Note 10 above.

(13)	As reported on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2003.
(14)	As reported on a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2003.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table provides certain information summarizing the compensation earned by our Chief Executive Officer and each of our other four most highly compensated executive officers whose salary and bonus was in excess of $100,000 for the fiscal year ended December 31, 2002 (the “Named Executive Officers”), for services rendered to us and our subsidiaries in all capacities for each of the last three fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Other Annual Compensation($)		Long-Term Compensation Awards Securities Underlying Option (#)

		Salary($)	Bonus($)(1)

Mark K. Ruport	2002	$240,000	$42,020		$14,704	(2)	70,000
Chairman, Chief Executive	2001	240,000	84,000		12,925	(2)	140,000
Officer and President	2000	229,800	—		17,567	(2)	—

Steven M. Johnson	2002	$160,000	$28,013		$13,206	(4)	45,000
Chief Financial Officer,	2001	160,000	104,924	(3)	11,976	(4)	90,000
Executive Vice President	2000	160,000	—		10,038	(4)	—
Secretary and Chief
Accounting Officer

Christopher J. Ryan	2002	$150,000	$26,262		$12,340	(4)	25,000
Vice President - Marketing (5)	2001	66,538	14,375		2,858	(4)	120,000
	2000	—	—		—	(4)	—

James A. Franklin	2002	$130,000	$99,074		$2,996	(4)	10,000
Vice President - North America	2001	130,000	51,258		2,261	(4)	35,000
Direct Sales (6)	2000	120,000	31,123		2,101	(4)	20,000

Thomas M. Rafferty (7)	2002	$145,000	$25,387		$10,832	(4)	25,000
Vice President - Research and	2001	130,000	45,505		9,667	(4)	50,000
Development, Engineering and	2000	130,000	—		7,403	(4)	—
Customer Support

(1)	Bonuses earned in 2000, 2001 and 2002 were paid in 2001, 2002 and 2003, respectively.
(2)	Represents the cost of a company car for Mr. Ruport, matching contributions received under our 401(k) plan and insurance costs paid by the company. In 2002 and 2001, Mr. Ruport did not receive compensation for a company car.

(3)	Mr. Johnson’s bonus for 2001 includes a commission of $67,964 earned in his role overseeing the company’s indirect sales organization. Mr. Johnson has occupied this role since February 6, 2001.
(4)	Represents matching contributions received under our 401(k) plan and insurance costs paid by the company.
(5)	Mr. Ryan joined us as Vice President of Marketing on July 23, 2001.
(6)	Mr. Franklin joined us on January 25, 1999 and is Vice President of North America Direct Sales. Mr. Franklin’s bonus for 2002, 2001 and 2000 include commissions of $99,074, $41,258, and $22,668 respectively.

(7)	Mr. Rafferty joined us as Vice President of Research and Development, Engineering and Customer Support on March 15, 1999.
20

Option Grants in Last Fiscal Year

     The following table contains information concerning the stock option grants made to each of the Named Executive Officers for the fiscal year ended December 31, 2002. No stock appreciation rights were granted to these individuals during 2002.

Name	Number of Securities Underlying OptionsGranted	Individual Grants (3)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)($)

		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share (2)

					5%	10%

Mark K. Ruport	70,000	19.6%	$0.70	10/16/12	$30,816	$78,093
Steven M. Johnson	45,000	12.6%	$0.70	10/16/12	$19,810	$50,203
Christopher J. Ryan	25,000	7.0%	$0.70	10/16/12	$11,006	$27,890
James A. Franklin	10,000	2.8%	$1.10	01/23/12	$6,918	$17,531
Thomas M. Rafferty	25,000	7.0%	$0.70	10/16/12	$11,006	$27,890

(1)	There can be no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(2)	The exercise price may be paid in cash, in shares of the common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same day sale of the purchased shares. The Plan Administrator may also assist an optionee in the exercise of an option by (i) authorizing a loan from us in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee. The Plan Administrator has the discretionary authority to reprice outstanding options under the Plan through the cancellation of those options and the grant of replacement options with an exercise price based on the lower fair market value of the option shares on the re-grant date. No options were repriced in 2002.

(3)	The options were granted pursuant to the 1994 Stock Option Plan. Each option has a maximum term of ten years measured from the grant date, subject to earlier termination upon optionee’s cessation of service with us. For Messrs Ruport, Johnson, Ryan and Rafferty, the options will vest quarterly over a four-year time period measured from the grant date with 15% vesting on the first quarterly vesting date or 1/16/03 with the remaining options vesting equally over the remaining 15 quarters. Mr. Franklin’s options vest equally over a four year annual period. The option shares will fully vest in the event we are acquired by merger or asset sale, unless the option is assumed by the acquiring company. In addition, if the option is assumed by the acquiring company, the option shares will vest in full upon the termination of the optionee’s service, whether involuntarily or through a resignation for good reason, within eighteen months following the acquisition.

21

Aggregated Option Exercises in 2002 and Fiscal Year-End Option Values

     The table below sets forth certain information with respect to the Named Executive Officers concerning the unexercised options they held as of the end of the fiscal year ended December 31, 2002.

Name	Shares Acquired on Exercise (#)	Value Realized($)(2)	Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised in-the-Money Options at FY-End(($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Mark K. Ruport	—	—	459,271	87,500	—	$23,800
Steven M. Johnson	—	—	201,886	68,750	—	$15,300
Christopher J. Ryan	—	—	37,500	107,500	—	$8,500
James A. Franklin	11,500	$12,986	36,625	26,875	—	—
Thomas M. Rafferty	—	—	133,750	61,250	—	$8,500

(1)	Based on the fair market value of the option shares at fiscal year-end ($1.04 per share on the basis of the closing selling price on the Nasdaq National Market at fiscal year-end) less the exercise price.

(2)	The value realized for the exercise of shares is based upon the average of the high and low fair market values on the date of exercise less the exercise price. This does not necessarily reflect actual stock sales by the named individuals or the cash proceeds realized therefrom.

Employment Contracts, Termination of Employment Arrangements and Change of Control Agreements
     We have an agreement with Mark K. Ruport that provides for his employment as our President and Chief Executive Officer at the discretion of the Board of Directors. Mr. Ruport’s base salary is $240,000, subject to annual review by the Compensation Committee, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. Mr. Ruport is eligible to receive severance equal to one year’s base salary in the event he is terminated by us without cause.

     We have an agreement with Steven M. Johnson that provides for his employment as our Chief Financial Officer, at the discretion of the Board of Directors. Mr. Johnson’s base salary is $160,000, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. Mr. Johnson is also eligible to receive commissions in his role overseeing our indirect sales efforts. Mr. Johnson is eligible to receive severance equal to six months’ salary in the event he is terminated by us without cause.

     We have an agreement with Chris J. Ryan that provides for his employment as Vice President –Marketing, at the discretion of the Board of Directors. Mr. Ryan’s base salary is $150,000, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. Mr. Ryan is eligible to receive severance equal to six months’ salary in the event he is terminated by us without cause.

     We have an agreement with James A. Franklin that provides for his employment as Vice President –North America Direct Sales, at the discretion of the Board of Directors. Mr. Franklin’s base salary is $135,000, and he is eligible to receive performance commissions. Mr. Franklin is eligible to receive severance equal to three months’ salary in the event he is terminated by us without cause.

     We have an agreement with Thomas M. Rafferty that provides for his employment as Vice President-Research and Development, Engineering and Customer Support at the discretion of the Board of Directors. Mr. Rafferty’s base salary is $145,000, subject to annual review by the Compensation Committee, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. Mr. Rafferty is eligible to receive severance equal to six months’ salary in the event he is terminated by us without cause.

22

     In connection with an acquisition of us by merger or asset sale, each outstanding option held by the Chief Executive Officer and the other executive officers under our stock plans will automatically accelerate in full and all unvested shares of common stock issued to such individuals pursuant to the exercise of options granted or direct stock issuances made under such plan will immediately vest in full, except to the extent such options are to be assumed by, and our repurchase rights with respect to those shares are to be assigned to, the successor corporation. Any options that are assumed in an acquisition will automatically accelerate, and any repurchase rights which are assigned will terminate, in the event the executive’s service is terminated, whether involuntarily or through a resignation for good reason, within eighteen months following the acquisition. In addition, the Compensation Committee as Plan Administrator of the stock plans has the authority to provide for the accelerated vesting of the shares of common stock subject to outstanding options held by the Chief Executive Officer or any other executive officer or the shares of common stock purchased pursuant to the exercise of options or subject to direct issuances held by such individual, in connection with the termination of the officer’s employment following certain hostile changes in control of the company.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board is currently comprised of Messrs. Rothe and Menkes. None of the present or former members of the Compensation Committee were at any time during the fiscal year ended December 31, 2002 or at any other time one of our officers or employees.

     None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION
As of December 31, 2002

	(a)	(b)	(c)
Plan Category	Securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))

Equity compensation plans approved
by security holders(1)	2,607,958	$2.69	266,275
Equity compensation plans not
approved by security holders(2)	453,515	$3.28	44,610

Total	3,061,473	$2.78	310,885

(1)	Represents shares authorized for issuance under the 1994 Stock Option/Stock Issuance Plan. The Board of Directors has further resolved that, contingent upon approval of Company stockholders of the 2003 Optika Inc. Equity Incentive Plan, no further issuances will be made under the 1994 Stock Option/Stock Issuance Plan. See “Proposal Two – Approval of the 2003 Optika Inc. Equity Incentive Plan” contained within this Proxy Statement, for a description of the terms of the 2003 Optika Inc. Equity Incentive Plan.

(2)	Represents shares authorized for issuance under the 2000 Non-Officer Stock incentive Plan.

COMPENSATION COMMITTEE REPORT

Overview and Philosophy

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the base salary and incentive cash bonus programs for the company’s executive officers and other key employees and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the company’s stock plans under which stock option grants may be made to executive officers and other key employees.

     It is the Committee’s objective that executive compensation be directly influenced by the company’s business results. Accordingly, the company’s executive compensation program is structured to stimulate and reward exceptional performance that results in enhanced corporate and stockholder values.

     The Committee recognizes that the industry sector in which the company operates is extremely competitive world-wide, with the result that there is substantial demand for high-caliber, seasoned executives. It is crucial that the company be assured of retaining and rewarding its executive personnel essential in contributing to the attainment of the company’s performance goals. For these reasons, the Committee believes the company’s executive compensation arrangements must remain competitive with those offered by other companies of similar magnitude, complexity and performance records.

Cash Compensation

     A key objective of the company’s executive compensation program is to position its key executives to earn annual cash compensation (base salary plus incentive compensation) equaling or exceeding that which the executive would earn at other similarly situated companies. The Committee, however, did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above. The Committee ensures, however, that the higher level of compensation is paid only when profitable growth rates occur.

     Base salaries for the named executive officers are established considering a number of factors, including the company’s sustained growth and increased profit margins, the executive’s performance and contribution to overall company performance, and the salary levels of comparable positions at companies of a similar size and in a similar industry sector. The Committee adheres to a compensation philosophy of moderate levels of fixed compensation such as base salary. Base salary decisions are made as part of a formal review process.

Stock Options

     The Committee grants stock options under the company’s applicable stock plans to foster executive ownership and to provide direct linkage with stockholder interests. The Committee considers the executive’s current level of equity holdings in the company, the stock options previously granted to that individual, industry practices, the executive’s accountability level, and assumed, potential stock value when determining stock option grants. The Committee relies upon competitive guideline ranges of retention-effective, target gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, the potential executive gains parallel those of other stockholders over the long-term. Therefore, the stock option program serves as the company’s only long-term incentive and retention tool for executives and other key employees. The option shares vest in increments over a period of years as the officers remain in the company’s employ, and the exercise prices of the stock options granted to the named executive officers are equal to the market value of the stock on the date of grant. Therefore, stock options provide an incentive to executives to continue with the company and maximize the company’s profitable growth which ordinarily, over time, should be reflected in the price of the company’s stock.

Benefits

     The company provides benefits to the named executive officers that are generally available to other executives in the peer group companies. The amount of such executive-level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not, for any executive officer, exceed 10% of his total salary and bonus for fiscal 2002. The Committee believes, based upon the review of industry practices and published benefits surveys, that the company’s officers receive approximately average benefit levels when compared to the peer group companies.

Chief Executive Officer Performance and Compensation

     In setting Mr. Ruport’s base salary of $240,000 the Committee took note of the company’s progress in its transition plan and continued to structure his compensation package so that more of his total compensation would be tied to the company’s attainment of specific operating objectives.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation’s executive officers. The compensation paid to the company’s executive officers for the 2002 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the company’s executive officers for fiscal 2003 will exceed that limit. The company’s stock plans are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plans with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the company’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the company’s executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

     It is the opinion of the Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align the company’s performance and the interests of the Company’s stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

The Compensation Committee of the Board

Alan B. Menkes
James T. Rothe, Ph.D.

AUDIT COMMITTEE REPORT

     The Board of Directors has adopted a written audit committee charter which was attached to the proxy statement for our 2001 Annual Meeting of Stockholders.

     The Audit Committee of the Board of Directors has (1) reviewed and discussed the audited financial statements with management, (2) discussed with KPMG LLP, its independent accountants, the matters required to be discussed by the Statement on Auditing Standards 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the company’s financial statements, (3) received the written disclosures and the letter from KPMG LLP required by Independence Standards Board No.1 (which relates to the accountant’s independence from the company and its related entities) and have discussed their independence from the company and (4) we have also considered whether the provision of those services set forth in the table below is compatible with KPMG LLP maintaining its independence from the company.

     Based upon the review and discussions referred to above, we recommended to the Board of Directors that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. We have also recommended to the Board that, subject to stockholder approval, KPMG LLP be appointed as our independent auditors for the fiscal year ending December 31, 2003.

AUDIT COMMITTEE
Charles P. Schneider
Alan B. Menkes
James T. Rothe

AUDIT FEES

The following table sets forth the aggregate fees billed by KPMG LLP for the following services during fiscal 2002:

DESCRIPTION OF SERVICES	FEE AMOUNT
Audit fees (1)	$74,037
Audit related fees	$750
Tax compliance and consulting	$23,125

Total	$97,912

(1)
Represents the aggregate fees billed for professional services rendered for the audit of the company’s annual financial statements during fiscal 2002 and for the review of the financial statements included in the company’s quarterly reports during such period.

Stock Performance Graph

The graph depicted below compares the cumulative total stockholder returns on the common stock against the cumulative total return of the Nasdaq Stock Market Index and the Nadsaq Computer and Data Processing Index for the period from January 1, 1998 to December 31, 2002.

(1) The graph assumes that $100 was invested on January 1, 1998 in our common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock.
(2) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
     Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference, in whole or in part, into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, our executive officers and persons who hold more than 10% of our outstanding common stock to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based solely upon a review of the copies of such reports furnished to us and written representations received from one or more of such persons, we believe that such persons complied with all their reporting requirements under Section 16(a) for the 2002 fiscal year.

CERTAIN TRANSACTIONS
     Our Second Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of our directors, our officers and certain agents. Each of our current directors and executive officers have entered into separate indemnification agreements with us.

OTHER MATTERS
     We know of no other matters that will be presented for consideration at the meeting, other than those specified in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

27

STOCKHOLDERS’ PROPOSALS FOR 2004 ANNUAL MEETING

     Stockholders are entitled to present proposals for action at stockholders’ meetings if they comply with the rules of the Securities and Exchange Commission. In connection with this year’s meeting, no stockholder proposals were presented. Any proposals intended to be presented at our Annual Meeting of Stockholders to be held in the year 2004 must be received at our offices on or before December 4, 2003, to be considered for inclusion in our proxy statement and form of proxy relating to such meeting.

     If a stockholder intends to submit a proposal at our 2004 Annual Meeting of Stockholders, which proposal is not intended to be included in our proxy statement and form of proxy relating to such meeting, the stockholder must give proper notice no later than February 17, 2004. If a stockholder fails to submit the proposal by such date, we will not be required to provide any information about the nature of the proposal in our proxy statement and the proposal will not be considered at the 2004 Annual Meeting of Stockholders.

     All notices of proposals by stockholders, whether or not to be included in our proxy materials, should be sent to Mr. Steven M. Johnson, Corporate Secretary, at our principal executive offices located at 7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

     A copy of our Annual Report for the fiscal year ended December 31, 2002 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the meeting. We filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2002 with the Securities and Exchange Commission. Stockholders may obtain a copy of this report, without charge, by writing to Mr. Steven M. Johnson, Corporate Secretary, at our principal offices located at 7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920.

NOTICE TO BANKS, BROKER DEALERS AND
VOTING TRUSTEES AND THEIR NOMINEES

     Please advise us whether other persons are the beneficial owners of the shares for which proxies are being solicited from you, and, if so, the number of copies of this proxy statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the shares.

DELIVERY OF VOTING MATERIALS

     To reduce the expenses of delivering duplicate voting materials to our stockholders, we are taking advantage of new householding rules that permit us to deliver only one set of voting materials, meaning the proxy statement and our 2002 annual report, to stockholders who share the same address unless otherwise requested. Each stockholder will receive a separate proxy card or voting instruction form and will therefore retain a separate right to vote on all matters presented at the meeting.

     If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials or request that we only send one set of voting materials to you if you are receiving multiple copies by calling us at (719) 548-9800 or by writing to Mr. Steven M. Johnson, Corporate Secretary, at our principal executive offices located at 7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920.

Dated: April 2, 2003

The Board of Directors of Optika Inc.

Appendix A

Optika Inc. 2003 Equity Incentive Plan

OPTIKA INC. 2003 EQUITY INCENTIVE PLAN

SECTION 1
BACKGROUND AND PURPOSE

     1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares. The Plan shall be effective as of May 8, 2003, subject to and contingent upon its approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2003 Annual Meeting of Stockholders of the Company.

     1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under section 162(m) of the Code.

SECTION 2
DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

     2.3 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

     2.4 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

     2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

     2.6 “Cash Flow” means as to any Performance Period, the Company’s or a business unit’s cash generated from operating activities, determined in accordance with generally accepted accounting principles.

     2.7 “Change in Control” means the occurrence of any of the following events:

          (a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

          (b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

          (c) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

          (d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

     2.8 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.9 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

     2.10 “Company” means Optika Inc., a Delaware corporation, or any successor thereto.

     2.11 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

     2.12 “Director” means any individual who is a member of the Board of Directors of the Company.

     2.13 “Disability” means that an individual is permanently unable to carry out the responsibilities and functions of the position held by such individual by reason of any medically determinable physical or mental impairment, or as otherwise determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time. An individual will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

     2.14 Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Profit After Tax, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

     2.15 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

     2.16 “Exchange Program” means a program established by the Committee whereby outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c).

     2.17 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

     2.18 “Fair Market Value” means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the closing bid on the relevant date. If there are neither bids nor sales on the relevant date then Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

     2.19 “Fiscal Year” means the fiscal year of the Company.

     2.20 “Grant Date” means, with respect to an Award, the date that the Award was approved by the Committee or a later date specified by the Committee.

     2.21 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.22 “Individual Objectives” means quantifiable objectives determined by the Committee that will measure the individual’s performance of his or her overall duties to the Company which may include the release of software products and measures related to long-term strategic plans.

     2.23 “Market Share” means as to any Performance Period, the Company’s or a business unit’s percentage of a market segment with respect to a product.

     2.24 “Misconduct” means, at any time within (a) the term of an Option granted hereunder, (b) within one (1) year after a Participant’s Termination of Service, or (c) within one (1) year after exercise of any portion of an Option granted hereunder, whichever is the latest, the commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate), including, but not limited to: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, (c) accepting employment with or serving as a consultant, advisor or in any other capacity to an entity that is in competition with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (d) misuse of any trade or business secrets or confidential, secret, privileged, or non-public information relating to the Company’s (or any Affiliate’s) business or breach of the Company’s Confidentiality Agreement, or (e) participating in a hostile takeover attempt of the Company. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

     2.25 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

     2.26 “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

     2.27 “Operating Margin” means as to any Performance Period, the Company’s or a business unit’s revenue less operating expenses, divided by revenue determined in accordance with generally accepted accounting principles.

     2.28 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

     2.29 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

     2.30 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Earnings per Share, (b) Profit After Tax, (c) Profit Before Tax, (d) Return on Capital, (e) Return on Equity, (f) Return on Sales, (g) Revenue, (h) Total Shareholder Return, (i) Market Share, (j) Cash Flow, (k) Operating Margin, and (l) Individual Objectives. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

     2.31 “Performance Share” means an Award granted to a Participant pursuant to Section 8.

     2.32 “Performance Unit” means an Award granted to a Participant pursuant to Section 8.

     2.33 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

     2.34 “Plan” means the Optika Inc. 2003 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

     2.35 “Profit After Tax” means as to any Performance Period, the Company’s or a business unit’s net income after taxes, determined in accordance with generally accepted accounting principles.

     2.36 ”Profit Before Tax” means as to any Performance Period, the Company’s or a business unit’s net income before taxes, determined in accordance with generally accepted accounting principles.

     2.37 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

     2.38 “Retirement” means, in the case of an Employee or a Nonemployee Director a Termination of Service occurring on or after age sixty-five (65). With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

     2.39 “Return on Capital” means as to any Performance Period, the Company’s or a business unit’s Profit After Tax divided by Company’s or business unit’s, as applicable, average invested capital, determined in accordance with generally accepted accounting principles.

     2.40 “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Profit After Tax divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

     2.41 “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Profit After Tax, divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.

     2.42 “Revenue” means as to any Performance Period, the Company’s or business unit’s net fees generated from third parties and recognized as revenue in accordance with generally accepted accounting principles.

     2.43 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

     2.44 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

     2.45 “Shares” means the shares of common stock of the Company.

     2.46 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

     2.47 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.48 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 3.

     2.49 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board.

     2.50 “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3
ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who both are (a) ”non-employee directors” under Rule 16b-3, and (b) ”outside directors” under Section 162(m) of the Code.

     3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (f) effect, at any time and from time to time, an Exchange Program, and (g) interpret, amend or revoke any such rules.

     3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

     3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4
SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 2,000,000, plus an annual increase to be added on the first day of the Company’s fiscal year (beginning on the first day of the Company’s 2004 fiscal year and ending on the first day of the Company’s 2013 fiscal year, equal to the lesser of (i) 5% of the outstanding Shares on the immediately preceding date, or (ii) an amount determined by the Board. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

     4.2 Lapsed Awards. If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

     4.3 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number and class of Shares which may be added annually to the Shares reserved under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, 8.1 and 9.1. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5
STOCK OPTIONS

     5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 500,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Options to purchase up to an additional 500,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

     5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

     5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

          5.3.1 Nonqualified Stock Options. Unless otherwise qualified under 162(m) of the Code as “performance based compensation,” in the case of a Nonqualified Stock Option intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

          5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

          5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.
5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:
(a) The date for termination of the Option set forth in the written Award Agreement; or
(b) The expiration of ten (10) years from the Grant Date; or
(c) Upon the commission of any Misconduct by a Participant, as determined by the Committee in its sole discretion.
          5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death.

          5.4.3 Committee Discretion. Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

     5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

     5.6 Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, unless otherwise determined by the Committee), or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

     5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.
          5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

          5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise.

A-8

          5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

          5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of eight (8) years from the Grant Date.

SECTION 6
STOCK APPRECIATION RIGHTS

     6.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

          6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 500,000 Shares.

          6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of an SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

     6.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

     6.3 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

     6.4 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company an amount determined by multiplying:

          (a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

          (b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7
RESTRICTED STOCK

     7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than 500,000 Shares of Restricted Stock.

     7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise,

Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

     7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

     7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

          7.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

          7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

     7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

     7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

     7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8
PERFORMANCE UNITS AND PERFORMANCE SHARES

     8.1 Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant shall receive Performance Units having an initial value greater than $2,000,000, and (b) no Participant shall receive more than 500,000 Performance Shares.

     8.2 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

     8.3 Performance Objectives and Other Terms. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met shall be called the “Performance Period.” Each Award of Performance Units/Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

          8.3.1 General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

          8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

     8.4 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

     8.5 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

     8.6 Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

SECTION 9
NONEMPLOYEE DIRECTOR OPTIONS

     The provisions of this Section 9 are applicable only to Options granted to Nonemployee Directors. The provisions of Section 5 are applicable to Options granted to Employees and Consultants (and to the extent provided in Section 9.2.7, to Options granted to Nonemployee Directors).

     9.1 Granting of Options.

          9.1.1 Initial Grants. Each Nonemployee Director who first becomes a Nonemployee Director on or after the effective date of this Plan, automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, an Option to purchase 30,000 Shares.

          9.1.2 Ongoing Grants. Each Nonemployee Director who both (a) is a Nonemployee Director on the date of the Company’s Annual Stockholders Meeting, and (b) has served as a Nonemployee Director for at least six months prior to and including such date automatically shall receive, as of such date, an Option to purchase 2,500 Shares. There shall be no limit on the number of such annual option grants any one Nonemployee Director may receive over his or her period of Board service.

      9.2 Terms of Options.

           9.2.1 Option Agreement. Each Option granted pursuant to this Section 9 shall be evidenced by a written Award Agreement between the Participant and the Company.

           9.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 9 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

           9.2.3 Exercisability.

                (a)  Each Option granted pursuant to Section 9.1.1 shall become exercisable as to twenty five percent (25%) of the Shares on the first anniversary of the Grant Date, and as to twenty five percent (25%) of the Shares on each successive one year anniversary of the Grant Date thereafter, so that the Option shall be 100% vested on the fourth anniversary of the Grant Date.

                (b)  Each Option granted pursuant to Section 9.1.2 shall become fully exercisable on the first anniversary of the Grant Date.

                (c)  Notwithstanding any contrary provision of this Section 9.2.3, the Committee or the Board, in their sole discretion, may accelerate the exercisability of the Options granted pursuant to this Section 9.

                (d)  Notwithstanding any contrary provision of this Section 9.2.3, once a Participant ceases to be a Director, his or her Options which are not then exercisable shall never become exercisable and shall be immediately forfeited, except to the limited extent provided in Section 9.2.5.

           9.2.4 Expiration of Options. Each Option granted pursuant to this Section 9 shall terminate upon the first to occur of the following events:

                (a)  The expiration of ten (10) years from the Grant Date; or

                (b)  The expiration of three (3) months from the date of the Participant’s Termination of Service for any reason other than the Participant’s death, Disability or Retirement; or

                (c)  The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability or Retirement; or

                (d)  Upon the commission of any Misconduct by the Participant, as determined by the Committee in its sole discretion.

          9.2.5 Death of Participant. Notwithstanding the provisions of Section 9.2.4, if a Participant dies prior to the expiration of his or her Options in accordance with Section 9.2.4, then (a) one hundred percent (100%) of the Shares covered by his or her Options shall immediately become one hundred percent (100%) exercisable, and (b) his or her Options shall terminate one (1) year after the date of his or her death.

          9.2.6 Not Incentive Stock Options. Options granted pursuant to this Section 9 shall not be designated as Incentive Stock Options.

          9.2.7 Other Terms. All provisions of the Plan not inconsistent with this Section 9 shall apply to Options granted to Nonemployee Directors.

          9.2.8 Substitute Options. Notwithstanding the provisions of Section 9.2.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Non-employee Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

     9.3 Elections by Nonemployee Directors. Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of any annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Restricted Stock or Options. The number of Shares of Restricted Stock received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The number of Options granted shall be determined by dividing the cash amount foregone by an option pricing model determined by the Committee (e.g., Black-Scholes), rounded up to the nearest whole number of Shares. The procedures adopted by the Committee for elections under this Section 9.3 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3.

SECTION 10
MISCELLANEOUS

     10.1 Change in Control.

          10.1.1 Options and SARs.

               (a) In the event of a Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation.

               (b) In the event that the successor corporation refuses to assume or substitute for the Option or SAR, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Company shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable (subject to the consummation of the Change in Control) for a period of fifteen (15)  days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

               (c) For the purposes of this Section 10.1.1, the Option or SAR shall be considered assumed if, following the Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.

               (d)  With respect to Options and SARs that are assumed or substituted for, if within eighteen (18) months following the Change in Control the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable. For purposes of this Section 10.1.1, a Participant shall be deemed to have been involuntary terminated following a Change in Control upon (i) such Participant’s involuntary dismissal or discharge by the Company for reasons other than Misconduct, or (ii) such Participant’s voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without the individual’s consent.

          10.1.2 Restricted Stock.

               (a) In the event of a Change in Control, any Company repurchase or reacquisition right with respect to outstanding Shares of Restricted Stock held by the Participant will be assigned to the successor corporation. In the event that the successor corporation refuses to accept the assignment of any such Company repurchase or reacquisition right, such Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Shares of Restricted Stock immediately prior to the Change in Control.

               (b) If the Company repurchase or reacquisition right with respect to a Share of Restricted Stock is assigned to the successor corporation and, within eighteen (18) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Shares of Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control) will immediately have any Company repurchase or reacquisition right lapse and the Participant will become one hundred percent (100%) vested in such Shares of Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control).

          10.1.3 Performance Shares and Performance Units. In the event of a Change in Control, the Committee or the Board, in its discretion, may provide for any one or more of the following with respect to the Performance Shares and Units: (a) any outstanding Performance Shares and Units shall be assumed by the successor corporation or a parent or Subsidiary of the successor corporation, (b) any outstanding Performance Shares and Units shall be terminated immediately prior to the Change in Control, or (c) with respect to a Change in Control that occurs prior to a Participant’s Termination of Service, one hundred percent (100%) of any outstanding Performance Shares or Units shall be deemed to be earned and shall be immediately payable to the Participant, or, in cases where a Participant has received a target award of Performance Units or Shares, one hundred percent (100%) of the target amount shall vest. In the event any outstanding Performance Shares and Units are assumed, the successor corporation shall have the ability to reasonably and equitably adjust the Performance Goals.

     10.2 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

     10.3 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

     10.4 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     10.5 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

     10.6 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

     10.7 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

     10.8 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.7. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

     10.9 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

SECTION 11
AMENDMENT, TERMINATION, AND DURATION

     11.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

     11.2 Duration of the Plan. The Plan shall be effective upon the date and subject to the conditions set forth in Section 1.1, and subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after the tenth anniversary of its effective date.

SECTION 12
TAX WITHHOLDING

     12.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

     12.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.

SECTION 13
LEGAL CONSTRUCTION

     13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     13.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     13.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Colorado.

     13.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

OPTIKA INC. 7450 CAMPUS DR., 2ND FLOOR COLORADO SPRINGS, CO 80920	VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Optika Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	OPTIKA	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

OPTIKA INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ITEMS.
Vote On Directors		For All	Withhold All	For All Except
1.	Election of Class III Directors Nominees: (01) Mark K. Ruport (02) Edwin C. Winder	☐	☐	☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Vote On Proposals		For	Against	Abstain
2.	Approve the adoption of 2003 Optika Inc. Equity Incentive Plan.	☐	☐	☐
3.	Approve amendment to 2000 Employee Stock Purchase Plan to increase the maximum number of common stock issuable under the plan.	☐	☐	☐
4.	Ratify the appointment of KPMG LLP as independent accountants of the Company for the year ended December 31, 2003.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

The submission of this proxy if properly executed revokes all prior proxies given by the undersigned.

Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged.

For address changes, please check this box and write them on the back where indicated	☐

Note: Please sign, date, and mail this proxy promptly in the enclosed postage-paid envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

OPTIKA INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Mark K. Ruport and Steven M. Johnson, or either of them, the proxies and attorneys-in-fact for the undersigned, with full power of substitution and revocation, to represent and vote on behalf of the undersigned at the 2003 annual meeting of stockholders of Optika Inc. (the "Company") to be held at the Wyndham Colorado Springs, 5580 Tech Center Drive, Colorado Springs, CO 80919 on May 8, 2003 at 9:00 a.m. local time, and any adjournment or adjournments thereof, all shares of the common stock $.001 par value per share, of the Company standing in the name of the undersigned of which the undersigned may be entitled to vote as shown on the reverse side.

This proxy when executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR all items.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE